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                                February 1, 2006

                                                                     EXHIBIT 8.1

Capital Auto Receivables, Inc.
Corporation Trust Center
1209 Orange Street
Wilmington, Delaware 19801

                  Re:   Capital Auto Receivables, Inc.
                        Post-Effective Amendment No. 1 to
                        Registration Statement on Form S-3 (No. 333-105077)

                  We have acted as special counsel to Capital Auto Receivables, Inc., a Delaware corporation (the "Company"), in connection with the above-referenced Post-Effective Amendment No. 1 to Registration Statement (together with the exhibits and any amendments hereto and the prospectus supplement described therein, the "Registration Statement"), filed by the Company with the Securities and Exchange Commission in connection with the registration by the Company of Asset Backed Securities (the "Securities").

                  The Registration Statement contains a prospectus and related prospectus supplement (the "Prospectus") pertaining to offerings by the Company of Notes issued by CARAT Trusts (as defined below). This opinion relates only to the Prospectus and the exhibits contained in the Registration Statement.

                  As described in the Prospectus, the Securities issued pursuant to the Prospectus and related prospectus supplements (each, a "Prospectus Supplement") will be Asset Backed Notes ("CARAT Notes") and Asset Backed Certificates ("CARAT Certificates") that will be issued in series. Each series of CARAT Notes and CARAT Certificates will be issued by a Delaware statutory trust (each, a "CARAT Trust") to be formed by the Company pursuant to a Trust Agreement (each, a "CARAT Trust Agreement") between the Company and an Owner Trustee to be specified in the related Prospectus Supplement. Each series issued by a CARAT Trust may include one or more classes of CARAT Notes and one or more classes of CARAT Certificates. The CARAT Notes of any CARAT Trust will be issued pursuant to an Indenture (each, a "CARAT Indenture") by and between such CARAT Trust and an Indenture Trustee to be specified in the related Prospectus Supplement and a Trust Sale and Servicing Agreement by and among such CARAT Trust, the Company and General Motors Acceptance Corporation, as servicer (each, a "CARAT Trust Sale and Servicing Agreement"). The CARAT Certificates of any CARAT Trust will be issued pursuant to a CARAT Trust Agreement.

                  We are generally familiar with the proceedings required to be taken in connection with the proposed authorization, issuance and sale of the CARAT Notes and CARAT Certificates, and in order to express the opinion hereinafter stated, we have examined copies of the Registration Statement and, in each case as filed as an exhibit to or incorporated by reference in the Registration Statement, (i) the form of CARAT Indenture, (ii) the form of CARAT Trust


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Capital Auto Receivables, Inc.
February 1, 2006
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Agreement (including the form of Certificate of Trust to be filed pursuant to the Delaware Statutory Trust Act included as an exhibit thereto (a "CARAT Trust Certificate")), (iii) the form of CARAT Trust Sale and Servicing Agreement, (iv) the form of CARAT Pooling and Servicing Agreement between General Motors Acceptance Corporation and the Company and (v) the form of Administration Agreement among the related CARAT Trust, the related Indenture Trustee and General Motors Acceptance Corporation, as administrator (collectively, the "CARAT Operative Documents"). We have examined such other documents and such matters of law, and we have satisfied ourselves as to such matters of fact, as we have considered relevant for purposes of this opinion.

                  The opinion set forth in this letter is based upon the applicable provisions of the Internal Revenue Code of 1986, as amended, Treasury regulations promulgated and proposed thereunder, current positions of the Internal Revenue Service (the "IRS") contained in published Revenue Rulings and Revenue Procedures, current administrative positions of the IRS and existing judicial decisions. No tax rulings will be sought from the IRS with respect to any of the matters discussed herein. Moreover, the statutory provisions, regulations, interpretations and other authorities upon which our opinion is based are subject to change, and such changes could apply retroactively. In addition, there can be no assurance that positions contrary to those stated in our opinion will not be taken by the IRS. Our opinion is in no way binding on the IRS or any court, and it is possible that the IRS or a court could, when presented with these facts, reach a different conclusion. In rendering such opinion, we have assumed that the trust formed pursuant to the relevant trust agreement will be operated in accordance with the terms of the relevant CARAT Operative Documents.

                  Based on the foregoing and assuming that the CARAT Operative Documents with respect to each series of CARAT Notes and CARAT Certificates are duly authorized, executed and delivered in substantially the form we have examined and that the transactions contemplated to occur under the CARAT Operative Documents in fact occur in accordance with the terms thereof, to the extent that the discussions presented in the Prospectus forming part of the Registration Statement under the caption "Federal Income Tax Consequences" expressly state our opinion, or state that our opinion has been or will be provided as to any series of Securities, we hereby confirm and adopt such opinion herein. We also note that the Prospectus, related Prospectus Supplement and the CARAT Operative Documents do not relate to a specific transaction. Accordingly, the above-referenced description of federal income tax consequences may require modification in the context of an actual transaction. There can be no assurance, however, that the conclusions of U.S. federal tax law presented therein will not be successfully challenged by the IRS or significantly altered by new legislation, changes in IRS positions or judicial decisions, any of which challenges or alterations may be applied retroactively with respect to completed transactions.

                  Except for the opinions expressed above, we express no opinion as to any other tax consequences of the transaction to any party under federal, state, local or foreign laws. In addition, we express no opinion as to the laws of any jurisdiction other than the federal laws of


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Capital Auto Receivables, Inc.
February 1, 2006
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the United States of America to the extent specifically referred to herein. This letter is limited to the specific issues addressed herein and the opinions rendered above are limited in all respects to laws and facts existing on the date hereof. By rendering these opinions, we do not undertake to advise you with respect to any other matter or of any change in such laws or facts or in the interpretations of such laws which may occur after the date hereof or as to any future action that may become necessary to maintain the character of any offered securities as described in the Registration Statement or to maintain the relevant trust as an entity that will not be taxable as an association or publicly traded partnership taxable as a corporation for federal income tax purposes.

                  We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not thereby admit that we come within the category of persons whose consent is required under
Section 7 of the Act or the rules and regulations of the Securities and Exchange Commission thereunder.


                                      Very truly yours,





                                      KIRKLAND & ELLIS LLP